SECOND AMENDMENT

TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY dated as of February 28, 2007 (the “Amendment”) is entered into among Ruby Tuesday, Inc., a Georgia corporation (the “Sponsor”), the Participants party hereto and Bank of America, N.A., as servicer and agent for the Participants (in such capacity, the “Servicer”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Facility Agreement (as defined below).

RECITALS

WHEREAS, the Sponsor, the Participants and the Servicer entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004 (as amended or modified from time to time, the “Loan Facility Agreement”);

WHEREAS, the Sponsor has requested that the Participants amend the Loan Facility Agreement as set forth below subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Loan Facility Agreement is hereby amended as follows:

(a)         The following definitions are hereby added to Section 1.1 of the Loan Facility Agreement in the appropriate alphabetical order and shall read as follows:

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Sponsor or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Disposition” shall mean the sale, transfer, license, lease or other disposition of any property by the Borrower or any Subsidiary, but excluding any sale, lease, license, transfer or other disposition permitted by Section 6.19(a), (b), (c), (d) or (e).

“Permitted Acquisition” shall have the meaning set forth in Section 6.17.

“Pro Forma Basis” shall mean, for purposes of calculating the financial covenants set forth in Section 6.11, 6.12 and 6.13 (including for purposes of determining the Applicable Margin), that any Disposition, Acquisition or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Sponsor was required to deliver financial statements pursuant to

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Section 6.1(a) or (b). In connection with the foregoing, (a) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to its principal functions.

“Second Amendment Effective Date” means February 28, 2007.

“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Senior Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of April 1, 2003 among the Sponsor and the purchasers party thereto, as amended or modified from time to time.

“Solvent” or “Solvency” shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)          The definitions “Adjusted Total Capital” and “Adjusted Total Debt to Adjusted Capital Ratio” are hereby deleted from Section 1.1 of the Loan Facility Agreement in their entireties.

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(c)           The definition of “Applicable Margin” in Section 1.1 of the Loan Facility Agreement is hereby amended to read as follows:

“Applicable Margin” shall mean, as of any date, the following percentages per annum determined by reference to the applicable Adjusted Total Debt to EBITDAR Ratio for the Sponsor and its Subsidiaries in effect on such date as set forth below:

Pricing Level	Adjusted Total Debt to EBITDAR Ratio	Applicable Margin
I	< 2.00:1.00	1.00% per annum
II	> 2.00:1.00	1.125% per annum

provided, that a change in the Applicable Margin resulting from a change in such ratio shall be effective on the second Business Day after which the Sponsor is required to deliver the financial statements required by Section 6.1(a) or (b) and the compliance certificate required by Section 6.1(c); provided, further, that if at any time the Sponsor shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level II until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Second Amendment Effective Date until the first financial statement and compliance certificate are required to be delivered subsequent to the Second Amendment Effective Date shall be at Level II.

(d)          The following paragraph is hereby added at the end of Section 1.2 of Loan Facility Agreement to read as follows:

Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 6.11 and 6.12 (including for purposes of determining the Applicable Margin) shall be made on a Pro Forma Basis.

(e)	A new Section 5.16 is hereby added to the Loan Facility Agreement to read as follows:

Section 5.16	Solvency.

The Sponsor and its Subsidiaries are Solvent on a consolidated basis.

(f)           Sections 6.1(a) and (b) of the Loan Facility Agreement are hereby amended to read as follows:

(a)           as soon as available and in any event upon the earlier of the date that is 90 days after the end of each fiscal year of Sponsor and the date that is 2 days after such information is filed with the SEC, a copy of the annual audited report for such fiscal year for the Sponsor and

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its Subsidiaries, containing consolidated balance sheets of the Sponsor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Sponsor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by KPMG L.L.P or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Sponsor and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)          as soon as available and in any event upon the earlier of the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Sponsor and the date that is 2 days after such information is filed with the SEC, an unaudited consolidated balance sheet of the Sponsor and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Sponsor and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Sponsor’s previous fiscal year, all certified by the chief financial officer or treasurer of the Sponsor as presenting fairly in all material respects the financial condition and results of operations of the Sponsor and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(g)	Section 6.1(d) of the Loan Facility Agreement is hereby amended to read as follows:

(d)	[Intentionally Omitted].

(h)	Section 6.9 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.9	Additional Subsidiaries.

If any additional Material Subsidiary is acquired or formed after the Closing Date or any Subsidiary becomes a Material Subsidiary after the Closing Date, the Sponsor will, within thirty (30) days after such Material Subsidiary is acquired or formed or such Subsidiary becomes a Material Subsidiary, notify the Servicer and the Participants thereof and will cause such Material Subsidiary to become a Subsidiary Loan Party (so long as such Material Subsidiary is not a Foreign Subsidiary) by executing agreements in the form of Exhibit B and Exhibit C in form and substance satisfactory to the Servicer and will cause such Material Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Subsidiary required under Section 11.1 as reasonably requested by the Servicer.

(i)           Sections 6.11, 6.12 and 6.13 of the Loan Facility Agreement are each hereby amended to read as follows:

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Section 6.11	Minimum Fixed Charge Coverage Ratio.

The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 2.00:1.00.

Section 6.12	Maximum Adjusted Total Debt to EBITDAR Ratio.

The Consolidated Companies will maintain, as of the end of each Fiscal Quarter, an Adjusted Total Debt to EBITDAR Ratio of not greater than 3.25:1.00.

Section 6.13	Minimum Consolidated Net Worth.

The Consolidated Companies will not, at any time, permit Consolidated Net Worth (as defined in the Senior Note Purchase Agreement) to be less than the sum of (a) $300,000,000 and (b) an aggregate amount equal to 25% of Consolidated Net Income (as defined in the Senior Note Purchase Agreement) (but, in each case, only if a positive number) for each completed fiscal year ending after June 4, 2003. The parties hereto acknowledge and agree that this Section 6.13 shall at all times be identical to Section 10.3 of the Senior Note Purchase Agreement, and, if such Section 10.3 is amended or modified, this Section 6.13 shall be deemed to be automatically amended or modified in the same manner at the same time. Furthermore, if Section 10.3 of the Senior Note Purchase Agreement is removed from the Senior Note Purchase Agreement and no longer required to be maintained by the Sponsor, the parties hereto agree that this Section 6.13 should also be automatically removed from this Agreement.

(j)	Section 6.14 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.14	[Intentionally Omitted].

(k)	Section 6.15 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.15	Negative Pledge.

The Sponsor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

(a)	Permitted Encumbrances;

(b)          any Liens on any property or asset of the Sponsor or any Subsidiary existing on the Closing Date set forth on Schedule 6.15; provided, that such Lien shall not apply to any other property or asset of the Sponsor or any Subsidiary;

(c)           other Liens not reflected in paragraphs (a) and (b) above securing Indebtedness or other obligations in the aggregate at any time not in excess of an amount, at any time the same is to be determined, equal to twenty percent (20%) of Consolidated Net Worth as determined at the end of the then most recently completed fiscal quarter of the Sponsor; and

(d)          extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (c) of this Section; provided, however, that the principal amount of the Indebtedness

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secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

(l)	Section 6.17(c) of the Loan Facility Agreement is hereby amended to read as follows:

(c)	Guaranties of Indebtedness;

(m)	Section 6.17(i) of the Loan Facility Agreement is hereby amended to read as follows:

(i)           Acquisitions meeting the following requirements (each such Acquisition constituting a “Permitted Acquisition”):

(i)          as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained herein shall be true both before and after giving effect to such Acquisition;

(ii)        such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii)       the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Sponsor and its Subsidiaries are engaged on the Closing Date;

(iv)        as of the date of consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained; and

(v)         in the case of any Acquisition where the aggregate consideration exceeds $75,000,000, not less than five (5) days prior to the consummation of such Acquisition, the Sponsor shall have delivered to the Administrative Agent, a pro forma compliance certificate, which shall reflect that, on a Pro Forma Basis, the Sponsor would have been in compliance with the financial covenants set forth in Sections 6.11, Section 6.12 and Section 6.13 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 6.1(c) prior to the consummation of such Acquisition (giving effect to such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of such period); and

(n)

The period at the end of Section 6.17(j) of the Loan Facility Agreement is hereby replaced with “; and” and the following new Section 6.17(k) is hereby added to the Loan Facility Agreement to read as follows:

(k)         Investments in franchise operators through the Traditional Franchisee program pursuant to the purchase option agreement entered into with those operators.

(o)	Sections 6.19(e) and 6.19(f) of the Loan Facility Agreement are hereby amended to read as follows:

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(e)    the sale of any assets pertaining to Ruby Tuesday units pursuant to the Sponsor’s Traditional Franchisee program, provided that in the aggregate units sold to Traditional Franchisees subsequent to the Closing Date shall not exceed the lesser of (i) forty (40) units or (ii) units whose Consolidated Restaurant Revenues represent more than 5% of the consolidated Restaurant Revenues of the Sponsor for the four Fiscal Quarter period ending with the most recent Fiscal Quarter ended; provided, however, that no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction; and

(f)     any other sale of the Consolidated Assets with an aggregate book value, when aggregated with all other such sales since the Closing Date, not exceeding $200,000,000 on the date of such transfer; provided, however, that no Credit Event or Unmatured Credit Event has occurred and is continuing or would occur as a result of such transaction.

(p)	Section 6.22 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.22	[Intentionally Omitted].

2.            Conditions Precedent. This Amendment shall be effective as of the date hereof when the Servicer shall have received counterparts of this Amendment, duly executed by the Sponsor, the Guarantors and the Participants.

3.	Miscellaneous.

(a)     Except as herein specifically agreed, the Loan Facility Agreement, and the obligations of the Credit Parties thereunder and under the other Operative Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Operative Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Facility Agreement or the other Operative Documents.

(c)	The Sponsor and each Guarantor hereby represent and warrant as follows:

(i)           Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)          This Amendment has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligations of each of the Credit Parties, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in

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connection with the execution, delivery or performance by any Credit Party of this Amendment.

(d)    The Sponsor represents and warrants to the Participants that (i) the representations and warranties set forth in Article V of the Loan Facility Agreement and in each other Operative Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Credit Event or Loan Default.

(e)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

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                Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

SPONSOR:	RUBY TUESDAY, INC.,
a Georgia corporation

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Senior Vice President

GUARANTORS:	RTBD, INC.

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:     President

RT FINANCE, INC.

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:     Vice President

RUBY TUESDAY GC CARDS, INC.

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:     Vice President

RT TAMPA FRANCHISE, LP

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT ORLANDO FRANCHISE, LP

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

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RUBY TUESDAY, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

RT SOUTH FLORIDA FRANCHISE, LP

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT NEW YORK FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT SOUTHWEST FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT MICHIANA FRANCHISE, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT FRANCHISE ACQUISITION, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

RT FLORIDA EQUITY, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

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RUBY TUESDAY, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

RTGC, LLC

By:	/s/ Marguerite N. Duffy

Name:  Marguerite N. Duffy

Title:    Vice President

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RUBY TUESDAY, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

SERVICER:	BANK OF AMERICA, N.A.,

in its capacity as Servicer

By:	/s/ Michael Brashler

Name:  Michael Brashler

Title:    Vice President

PARTICIPANTS:	BANK OF AMERICA, N.A.

By:	/s/ John H. Schmidt

Name:   John H. Schmidt

Title:	Vice President

REGIONS BANK,

successor by merger to AmSouth Bank

By:	/s/ Amy Gillen

Name:  Amy Gillen

Title:    Senior Vice President

WACHOVIA BANK, N.A.

By:	/s/ Susan T. Gallagher

Name:  Susan T. Gallagher

Title:    Vice President

SUNTRUST BANK

By:	/s/ Susan Hall

Name:  Susan Hall

Title:    Managing Director

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RUBY TUESDAY, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY